Exhibit 99.1

LEASE TERMINATION AGREEMENT This Lease Termination Agreement (this "Agreement") is entered into as of the 3rd day of October, 2017, by and between M WEST PROPCO XII LLC, a Delaware limited liability company ("Landlord"), and MOSYS, INC., a Delaware corporation ("Tenant").RECITALS: A. Landlord, as successor-in-interest to Mission West Properties, L.P.I., and Tenant entered into that certain Standard Form Lease ("Original Lease") dated July 19, 2010, as supplemented by that certain Commencement Date Memo dated June 11, 2012 (the "Commencement Memo", and together with the Original Lease, collectively, the "Lease")whereby Landlord leased to Tenant, and Tenant leased from Landlord, that certain space more particularly described in the Lease (the "Premises"). A copy of the Lease is attached hereto as Exhibit A and is incorporated herein by this reference. B. Tenant and Landlord desire to enter into this Agreement in order to terminate the Lease and to release one another from their respective obligations thereunder, except as expressly provided herein. AGREEMENT: NOW, THEREFORE, in consideration of the foregoing recitals and the conditions and the covenants hereinafter contained, and for other consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows.1. Termination of the Lease. Landlord and Tenant hereby agree that conditioned upon the performance by the parties of the provisions of this Agreement, the Lease shall terminate and be of no further force or effect as of October 31, 2017 ("Termination Date"), and the term of the Lease shall expire with the same force and effect as if such term was, by the provisions thereof, fixed to expire on the Termination Date.2. Surrender of Premises. Tenant hereby agrees to vacate the Premises and surrender and deliver exclusive possession of the Premises to Landlord on or before the Termination Date in accordance with the provisions of the Lease.3. Return of Remaining Security Deposit to Tenant. Landlord and Tenant hereby acknowledge that, in accordance with Section 1.7 of the Lease, Tenant has previously delivered to Landlord the total sum of Fifty-Eight Thousand and no/100 Dollars ($58,000.00) as the "Security Deposit" (as such term is defined in the Lease) for the faithful performance by Tenant of the terms, covenants and conditions of the Lease. Within thirty (30) days following the Termination Date, Landlord shall return to Tenant the portion of the Security Deposit remaining, if any, following: (i) Landlord's retention of the "CAC Reconciliation Amount", if any, pursuant to Section 4(a) M West PropCo XII LLC 776518.04/WLA [Lease Termination Agreement] 374851-00003/9-29-17/kmo/kmo [Mosys, Inc.]

below, and (ii) Landlord's application of all or any part of the Security Deposit toward the payment of any sum owed by Tenant pursuant to the terms of the Lease, which deductions, if any, shall be set forth in an itemized list with corresponding descriptions and dollar amounts. 4. Release of Liability. Except as with respect to all obligation set forth in the Lease that survive the termination of the Lease, including, without limitation, Tenant's indemnity obligations, and except as provided in Sections 3, 5 and 6 hereof, and conditioned on the performance by the parties of the provisions of this Agreement:(a) Landlord and Tenant shall, as of the Termination Date, be fully and unconditionally released and discharged from their respective obligations arising after the Termination Date from or connected with the provisions of the Lease, specifically including, without limitation, the right of Landlord or Tenant to review, make adjustments to, contest, or demand any reconciliation, refund or reimbursement (as applicable) in connection with' any "CAC," as that term is defined in Section 1.8 of the Lease, billed to Tenant under the Lease. Notwithstanding the foregoing and any provision to the contrary contained in the Lease, Landlord shall, within thirty (30) days following the Termination Date, reconcile the CAC paid by Tenant for the 2017 calendar year through and including the Termination Date (the "CAC Reconciliation Period") with the actual CAC incurred by Landlord for the CAC Reconciliation Period, and (i) in the event Tenant has paid less than its actual pro-rata share of CAC for the CAC Reconciliation Period, Landlord shall be entitled to retain, without liability to Tenant, an amount equal to such deficiency (the "CAC Reconciliation Amount") from the Security Deposit, or (ii) in the event Tenant has paid more than its actual pro-rata share of CAC for the CAC Reconciliation Period, then Landlord shall promptly refund such excess to Tenant; and(b)this Agreement shall fully and finally settle all demands, charges, claims, damages, liabilities, accounts or causes of action of any nature, including, without limitation, both known and unknown claims and causes of action that may arise out of or in connection with the obligations of the parties under the Lease after the Termination Date. Each of the parties expressly waives the provisions of California Civil Code Section 1542, which provides: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR." Each party acknowledges that the foregoing acknowledgments, releases and waivers, including, without limitation, the waiver of the provisions of California Civil Code Section 1542, were expressly bargained for and that it has received the advice of legal counsel with respect to the aforementioned acknowledgments, releases, and waivers and understands the terms thereof. 5. Representations of Tenant. Tenant represents and warrants to Landlord that (a) Tenant has not heretofore assigned or sublet all or any portion of its interest in the Lease; (b) no M West PropCo XII LLC 776518.04/WLA [Lease Termination Agreement] 37485I-00003/9-29-17/kmo/kmo -2- [Mosys, Inc]

other person, firm or entity has any right, title or interest in the Lease; (c) Tenant has the full right, legal power and actual authority to enter into this Agreement and to terminate the Lease without the consent of any person, firm or entity; and (d) Tenant has the full right, legal power and actual authority to bind Tenant to the terms and conditions hereof. Tenant further represents and warrants to Landlord that as of the date hereof there are no, and as of the Termination Date there shall not be any, mechanic's liens or other liens encumbering all or any portion of the Premises, by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors or assigns. Notwithstanding the termination of the Lease and the release of liability provided for herein, the representations and warranties set forth in this Section 5 shall survive the Termination Date and Tenant shall be liable to Landlord for any inaccuracy or any breach thereof. 6. Representations of Landlord. Landlord represents and warrants to Tenant that (a) Landlord has the full right, legal power and actual authority to enter into this Agreement and to terminate the Lease without the consent of any person, firm or entity; (b) Landlord has the full right, legal power and actual authority to bind Landlord to the terms and conditions hereof; and (c) to Landlord's actual knowledge (with no duty of investigation), Tenant is not in default or in breach of the Lease and no event or act has occurred or failure to act is ongoing that without further action by Tenant would cause it to be in default or in breach of the Lease. Notwithstanding the termination of the Lease and the release of liability provided for herein, the representations and warranties set forth in this Section 6 shall survive the Termination Date and Landlord shall be liable to Tenant for any inaccuracy or any breach thereof.7. Continuing Liability. Notwithstanding the termination of the Lease and the release of liability provided for herein, Tenant shall remain liable, with respect to the period of its tenancy prior to the Termination Date, for the performance of all of its obligations under the Lease (including, without limitation, Tenant's payment of reconciliation of CAC and Tenant's obligations under Section 33.8 of the Lease) and Landlord shall have all the rights and remedies with respect to such obligations as set forth in the Lease. In the event that Tenant retains possession of the Premises or any part thereof, or otherwise fails to surrender the Premises in accordance with the terms of the Lease, after the Termination Date, then the provisions of Section 25 of the Lease shall apply.8. Attorneys' Fees. Should any dispute arise between the parties hereto or their legal representatives, successors and assigns concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such dispute shall be entitled, in addition to such other relief that may be granted, to recover reasonable attorneys' fees and legal costs in connection with such dispute.9. Governing Law. This Agreement shall be governed and construed under the laws of the State of California.10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.11. Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective legal representatives, successors and assigns. M West PropCo Xll LLC776518.04/WLA[Lease Termination Agreement]374851-00003/9-29-17/kmo/kmo-3-[Mosys, Inc.]

12. Time of the Essence. Time is of the essence of this Agreement and the provisions contained herein.13. Further Assurances. Landlord and Tenant hereby agree to execute such further documents or instruments as may be necessary or appropriate to carry out the intention of this Agreement.14. Voluntary Agreement. The parties have read this Agreement and mutual release as contained herein, and on the advice of counsel they have freely and voluntarily entered into this Agreement.IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written. "LANDLORD"M WEST PROPCO XII LLC, a Delaware limited liability company By: Divco West Real Estate Services, Inc., a Delaware corporation its Agent By: Name: Its: "TENANT" MOSYS, INC., a Delaware, corporation BY: Name: its: Name: Its: M West PropCo XII LLC77651S.04/WLA[Lease Termination Agreement] 374851-00003/9-29-17/kmo/kmo-4-[Mosys, Inc.]

EXHIBIT A THE LEASE [ATTACHED] EXHIBIT A M West ProPCo xn LLC776518.04/WLA HAX1LD11 A. [Lease Termination Agreement]374851-00003/9-29-17/kmo/kmo -1-[Mosys, Inc.]

STANDARD FORM LEASE 1. Basic Provisions 1.1 Parties: This Lease, executed in duplicate at Sunnyvale, California, on July 19, 2010, by and between Mission West Properties, L.PI., a Delaware limited partnership, and Mosys, Inc., a Delaware corporation, hereinafter called respectively Lessor and Lessee, without regard to number or gender. 1.2 Letting: Lessor hereby leases to Lessee, and Lessee hires from Lessor, the Premises, for the term, at the rental and upon all the terms and conditions set forth herein. 1.3 Use: Lessee may use the Premises for the purpose of conducting therein office, research and development, light manufacturing, and warehouse activities, and any other legal activity. 1.4 Premises: The real property with appurtenances as shown on Exhibit A (the "Premises") situated in the City of Santa Clara, County of Santa Clara, State of California, and more particularly described as follows: The Premises are 46,886 square feet of a 64,500 square foot building, including all improvements thereto as shown on Exhibit A. l including the right to use up to 170 unreserved parking spaces. The address for the Premises is 3301 Olcott Street, Santa Clara, California 95054. Lessee's pro-rata share of the Premises is 72.69% (46,886/64,500). 1.5 Term: The term shall be for One Hundred Twenty (120) months unless extended pursuant to Section 35 of this Lease (the "Lease Term"), commencing on the Commencement Date as defined in Section 1.11 and ending One Hundred Twenty (120) months thereafter. 1.6 Rent: Rent shall be payable in monthly installments as follows: Base Rent*Estimated CAC**Total Rent Aug l, 2010-Jul 31, 2011 $49,230 $9,612 $58,842 Aug l, 2011-Jul 31,2012 $50.707 $9.804 $60,511** CAC charges to be adjusted per Common Area Charges Section below. *Monthly Base Rent to increase to 103% of prior month's rent on August 1, 2012 and every year thereafter during Lease Term. Base rent and CAC as scheduled above shall be payable in advance on or before the first day of each calendar month during the Lease Term. The term "Rent," as used herein, shall be deemed to be and to mean the base monthly rent and all other sums required to be paid by Lessee pursuant to the terms of this Lease. Rent shall be paid in lawful money of the United States of America, without offset or deduction, and shall be paid to Lessor at such place or places as may be designated from time to time by Lessor. Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment. Upon execution of this Lease, Lessee shall deposit with Lessor the first month's rent, including estimated CAC and Security Deposit. 1.7 Security Deposit: Lessee shall deposit with Lessor the sum of Fifty Eight Thousand Dollars ($58,000.00) (the "Security Deposit"). The Security Deposit shall be held by Lessor as security for the faithful performance by Lessee of all of the terms, covenants, and conditions of this Lease applicable to Lessee. If Lessee commits a default as provided for herein, including but not limited to a default with respect to the provisions contained herein relating to the condition of the Premises, Lessor may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any amount which Lessor may spend by reason of default by Lessee. If any portion of the Security Deposit is so used or applied,

Lessee shall, within ten days after written demand therefore, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount. Lessee's failure to do so shall be a default by Lessee. Any attempt by Lessee to transfer or encumber its interest in the Security Deposit shall be null and void. 1.8 Common Area Charges: Lessee shall pay to Lessor, as additional Rent, an amount equal to Lessee's prorata share of the total common area charges of the Premises as defined below (the common area charges for the Premises is referred to herein as ("CAC")). Lessee shall pay to Lessor as Rent, on or before the first day of each calendar month during the Lease Term, subject to adjustment and reconciliation as provided below, the sum of Nine Thousand Six Hundred Twelve Dollars($9,612), said sum representing Lessee's estimated monthly payment of Lessee's percentage share of CAC and includes a fixed monthly sum of Fourteen Hundred Seven Dollars ($1,407.00) which represents the long term capital reserve for replacement of existing HVAC units, parking lot, roof and painting of building exterior ("Capital Reserves"). It is understood and agreed that Lessee's obligation under this paragraph shall be prorated to reflect the Commencement Date and the end of the Lease Term. Lessee's estimated monthly payment of CAC payable by Lessee during the calendar year in which the Lease commences is set forth above. At or prior to the commencement of each succeeding calendar year term (or as soon as practical thereafter), Lessor shall provide Lessee with Lessee's estimated monthly payment for CAC which Lessee shall pay to Lessor as Rent. Within 120 days of the end of the calendar year and the end of the Lease Term, Lessor shall provide Lessee a statement of actual CAC incurred including Capital Reserves for the preceding year or other applicable period in the case of a termination year. If such statement shows that Lessee has paid less than its actual percentage, then Lessee shall on demand pay to Lessor the amount of such deficiency. If such statement shows that Lessee has paid more than its actual percentage, then Lessor shall, at its option, promptly refund such excess to Lessee or credit the amount thereof to the Rent next becoming due from Lessee. Lessor reserves the right to revise any estimate of CAC if the actual or projected CAC show an increase or decrease in excess of 10% from an earlier estimate for the same period. In such event, Lessor shall provide a revised estimate to Lessee, together with an explanation of the reasons therefore, and Lessee shall revise its monthly payments accordingly. Lessor's and Lessee's obligation with respect to adjustments at the end of the Lease Term or earlier expiration of this Lease shall survive the Lease Term or earlier expiration. As used in this Lease, CAC shall include but is not limited to: (i) items as specified in Sections 5(b), 6, 16 and 31; (ii) all costs and expenses including but not limited to supplies, materials, equipment and tools used or required in connection with the operation and maintenance of the Premises; (iii) licenses, permits and inspection fees; (iv) all other costs incurred by Lessor in maintaining and operating the Premises; (v) Capital Reserves replacements and government regulations imposed on the Premises not related to Lessee's use and occupancy of the Premises; and (vi) an amount equal to $.02 per square foot per month, as compensation for Lessor's accounting and management services. Lessee shall have the right to review the basis and computation analysis used to derive the CAC applicable to this Lease annually. 1.9 Late Charges: Lessee hereby acknowledges that a late payment made by Lessee to Lessor of Rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges, which may be imposed on Lessor according to the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of base monthly rent or monthly estimate of CAC is not received by Lessor or Lessor's designee within five business (5) days after such amount is due or if any other Rent or other sum payable to Lessor is not received by Lessor or Lessor's designee within five (5) business days after Lessor delivers a written notice to Lessee, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payments made by Lessee. Acceptance of such late charges by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor shall it prevent Page 2 [mission west properties/ standard lease v.4.0] Mosys draft lease 6/15/0

Lessor from exercising any of the other rights and remedies granted hereunder. Lessor will waive the late charge once in every 12 months if Lessee fails to pay payment before penalty date due to accounting error, but pays within 5 days of notice from Lessor. 1.10 Quiet Enjoyment: Lessor covenants and agrees with Lessee that upon Lessee paying Rent and performing its covenants and conditions under this Lease, Lessee shall and may peaceably and quietly have, hold and enjoy the Premises for the Lease Term, subject, however, to the rights reserved by Lessor hereunder. Lessee agree to sign a commercial reasonable SNDA from Lessor's lender. 1.11 Possession: Possession shall be deemed tendered upon signature by Lessee and Lessor and completion of the Lessee Improvements Lessee Improvements shall mean the initial improvements made by Lessor and as shown on the floor plan included as Exhibit A-l and listed in Exhibit B. The Lease shall commence on the later of August 31, 2010 or the time of Substantial Completion of the Lessee Improvements (the "Commencement Date"). Substantial Completion" shall mean that the City of Santa Clara has signed off the building permit and completed the final inspection. 2. Lessee Improvements: Lessor, at Lessor's cost, shall construct its initial Lessee Improvements to the Premises, using properly licensed contractors of its own choosing, pursuant to the plans and specifications which shall be submitted to Lessee in advance for approval. 2.1 Acceptance Of Premises And Covenants To Surrender: Lessee accepts the Premises in an "AS IS" condition and "AS IS" state of repair, subject to Lessor's representation that the Premises are in good order and repair, and comply with all requirements for occupancy as of the Commencement Date. Lessee agrees on the last day of the Lease Term, or on the sooner termination of this Lease, to surrender the Premises to Lessor in Good Condition and Repair. "Good Condition and Repair" shall generally mean that the Premises are in the condition that one would expect the Premises to be in, if throughout the Lease Term Lessee (i) uses and maintains the Premises in a commercially reasonable manner and in an accordance with the ' requirements of this Lease and (ii) makes all Required Replacements. "Required Replacements" are the replacements to worn-out equipment, fixtures, and improvements that a commercially reasonable owner-user would make. All of the following shall be in Good Condition and Repair: (i) the interior walls and floors of all offices and other interior areas, (ii) all suspended ceilings and any carpeting shall be clean and in good condition, (iii) all glazing, windows, doors and door closures, plate glass, and (iv) all electrical systems including light fixtures and ballasts, plumbing, and temperature control systems. Lessee, on or before the end of the Lease Term or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all such property not so removed shall be deemed to be abandoned by Lessee. Lessee shall reimburse Lessor for all disposition costs incurred by Lessor relative to Lessee's abandoned property. If the Premises are not surrendered at the end of the Lease Term or earlier termination of this Lease, Lessee shall indemnify Lessor against loss or liability resulting from any delay caused by Lessee in surrendering the Premises including, without limitation, any claims made by any succeeding Lessee founded on such delay 3. Uses Prohibited: Lessee shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the buildings in which the subject Premises are located or allow any sale by auction upon the Premises, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls, or ceiling which may endanger the structure, or use any machinery or apparatus which will in any manner vibrate or shake the Premises or the building of which it is a part, or place any harmful liquids in the drainage system of the building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the building proper. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Page 3 [mission west properties/ standard lease v.4.0] Mosys draft lease 6/15/0

Premises outside of the building structure unless approved by all required governmental agencies. Parking spaces used for such purposes will be deducted from Lessee's allocation of parking. Lessee may use Hazardous Materials approved by the local, state federal or other applicable governing authority but this does not relieve Lessee of any of its Lease obligations not to contaminate the Premises and related real property or violate any Hazardous Materials Laws. Lessor consents to Lessee's use of materials which are incidental to the normal, day-to-day operations of any office user, such as copier fluids, cleaning materials, etc. 4. Alterations And Additions: Lessee shall not make, or suffer to be made, any alteration or addition to said Premises, or any part thereof, without the express, advance written consent of Lessor; any addition or alteration to said Premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Lessor at the end of the Lease Term or earlier termination of this Lease. Alterations and additions which are not deemed as Trade Fixtures shall include HVAC systems, lighting systems, electrical systems, partitioning, carpeting, or any other installation which has become an integral part of the Premises. Lessee agrees that it will not proceed to make such alterations or additions until all required government permits have been obtained and after having obtained consent from Lessor to do so, until five (5) days from the receipt of such consent, so that Lessor may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Lessee's improvements. Lessee shall at all times permit such notices to be posted and to remain posted until the completion of work. At the end of the Lease Term or earlier termination of this Lease, Lessee shall remove and shall be required to remove its special tenant improvements, all related equipment, and any additions or alterations installed by Lessee at or during the Lease Term and Lessee shall return the Premises to the condition that existed before the installation of the tenant improvements. Notwithstanding the above, Lessor agrees to allow any reasonable alterations and improvements and will notify Lessee at the time of approval of such improvements or alterations are to be removed at the end of the Lease Term or earlier termination of this Lease. 5. Maintenance Of Premises: (a)Lessee shall at its sole cost and expense keep, repair, and maintain the interior of the Premises in Good Condition and Repair, including, but not limited to, the interior walls and floors of all offices and other interior areas, doors and door closures, all lighting systems, temperature control systems, and plumbing systems, including any Required Replacements. Lessee shall provide interior and exterior window washing as needed.(b)Lessor shall, at Lessee's expense, keep, repair, and maintain in Good Condition and Repair including replacements (based on a pro-rata share of (i) costs based on square footage or (ii) costs directly related to Lessee's use of the Premises) the following, which shall be included in the monthly CAC: 1. The exterior of the building, any appurtenances and every part thereof, including but not limited to, glazing, sidewalks, parking areas, electrical systems, and painting of exterior walls. The parking lot to receive a finish coat every five to seven years. 2. The HVAC by a service contract with a licensed air conditioning and heating contractor which contract shall provide for a minimum of quarterly maintenance of all air conditioning and heating equipment at the Premises including HVAC repairs or replacements which are either excluded from such service contract or any existing equipment warranties. 3. The landscaping by a landscape contractor to water, maintain, trim and replace, when necessary, any shrubbery, irrigation parts, and landscaping at the Premises. 4. The roof membrane by a service contract with a licensed reputable roofing contractor which contract shall provide for a minimum of semi-annual maintenance, cleaning of storm gutters, drains, removing of debris, and trimming overhanging trees, repair of the roof and application of a finish coat every five years to the building at the Premises. 5. Exterior pest control. 6. Fire monitoring services. Page 4 [mission west properties/ standard lease v.4.0] Mosys draft lease 6/15/0

7. Parking lot sweeping.(c)Lessee hereby waives any and all rights to make repairs at the expense of Lessor as provided in Section 1942 of the Civil Code of the State of California, and all rights provided for by Section 1941 of said Civil Code.(d)Lessor shall be responsible for the repair of any structural defects in the Premises including the roof structure (not membrane), exterior walls and foundation during the Lease Term, as well as any defects in the Lessee Improvements during the vendor warranty period. 6. Insurance: A) Hazard Insurance: Lessee shall not use, or permit said Premises, or any part thereof, to be used, for any purpose other than that for which the Premises are hereby leased; and no use shall be made or permitted to be made of the Premises, nor acts done, which may cause a cancellation of any insurance policy covering the Premises, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by a fire and extended coverage insurance policy. Lessee shall comply with any and all requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and extended coverage insurance, covering the Premises. Lessor shall, at Lessee's sole cost and expense, purchase and keep in force All Risk Insurance excluding flood and earthquake, covering loss or damage to the Premises in an amount equal to the full replacement cost of the Premises, as determined by Lessor, with proceeds payable to Lessor. In the event of a loss per the insurance provisions of this paragraph, Lessee shall be responsible for deductibles up to a maximum of $10,000 per occurrence. Lessee acknowledges that the insurance referenced in this paragraph does not include coverage for Lessee's personal property. B) Loss of Rents Insurance: Lessor shall, at Lessee's sole cost and expense, purchase and maintain in full force and effect, a policy of rental loss insurance, in an amount equal to the amount of Rent payable by Lessee commencing within sixty (60) days of the date of the loss or on the date of loss if reasonably available for the next ensuing one (1) year, as reasonably determined by Lessor with proceeds payable to Lessor ("Loss of Rents Insurance"). C) Liability and Property Damage Insurance: Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor and Lessor's Agents for damages to goods, wares and merchandise, and all other personal property in, upon, or about the Premises, and for injuries to persons in, upon, or about the Premises, from any cause arising at any time, and Lessee will hold Lessor and Lessor's Agents exempt and harmless from any damage or injury to any person, or to the goods, wares, and merchandise and all other personal property of any person, arising from the use or occupancy of the Premises by Lessee, or from the failure of Lessee to keep the Premises in Good Condition and Repair, as herein provided. Lessee shall, at Lessee's sole cost and expense, purchase and keep in force a standard policy of commercial general liability insurance and property damage policy covering the Premises and all related areas insuring the Lessee having a combined single limit for both bodily injury, death and property damage in an amount not less than five million dollars ($5,000,000.00) and Lessee's insurance shall be primary. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. Lessee shall, at its sole cost and expense, comply with all of the insurance requirements of all local, municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to Lessee's use and occupancy of the said Premises. D) Personal Property Insurance: Lessee shall obtain, at Lessee's sole cost and expense, a policy of fire and extended coverage insurance including coverage for direct physical loss special form, and a sprinkler leakage endorsement insuring the personal property of Lessee. The proceeds from any personal property damage policy shall be payable to Lessee. Page 5 [mission west properties/ standard lease v.4.0] Mosys draft lease 6/15/0

All insurance policies required in 6 C) and 6 D) above shall: (i) provide for a certificate of insurance evidencing the insurance required herein, being deposited with Lessor ten (10) days prior to the Commencement Date, and upon each renewal, such certificates shall be provided 30 days prior to the expiration date of such coverage, (ii) be in a form reasonably satisfactory to Lessor and shall provide the coverage required by Lessee in this Lease, (iii) be carried with companies with a Best Rating of A minimum, (iv) specifically provide that such policies shall not be subject to cancellation, reduction of coverage, or other change except after 30 days prior written notice to Lessor, (v) name Lessor, Lessor's lender, and any other party with an insurable interest in the Premises as additional insureds by endorsement to policy, and (vi) shall be primary. Lessee agrees to pay to Lessor, as additional Rent, on demand, the full cost of the insurance polices referenced in 6 A) and 6 B) above as evidenced by insurance billings to Lessor which shall be included in the CAC. If Lessee does not occupy the entire Premises, the insurance premiums shall be allocated to the portion of the Premises occupied by Lessee on a pro-rata square footage basis. It is agreed that Lessee's obligation under this paragraph shall be prorated to reflect the Commencement Date and the end of the Lease Term. Lessor and Lessee hereby waive any rights each may have against the other related to any loss or damage caused to Lessor or Lessee as the case may be, or to the Premises or its contents, and which may arise from any risk covered by fire and extended coverage insurance and those risks required to be covered under Lessee's personal property insurance. The parties shall provide that their respective insurance policies insuring the property or the personal property include a waiver of any right of subrogation which said insurance company may have against Lessor or Lessee, as the case may be. 7. Abandonment: Lessee shall not vacate or abandon the Premises at any time during the Lease Term; and if Lessee shall abandon, vacate or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor. Notwithstanding the above, the Premises shall not be considered vacated or abandoned if Lessee maintains the Premises in Good Condition and Repair, provides security and is not in default. 8. Free From Liens: Lessee shall keep the subject Premises and the property in which the subject Premises are situated, free from any and all liens including but not limited to liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. However, the Lessor shall allow Lessee to contest a lien claim, so long as the claim is discharged prior to any foreclosure proceeding being initiated against the property and provided Lessee provides Lessor a bond if the lien exceeds $5,000. 9. Compliance With Governmental Regulations: Lessee shall, at its sole cost and expense, comply with all of the requirements of all local, municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the use and occupancy of the Premises all local and municipal ordinances and state and federal statutes now in force or which may hereafter be in force. 10. Intentionally Omitted. 11. Advertisements And Signs: Lessee shall not place or permit to be placed, in, upon or about the Premises any unusual or extraordinary signs, or any signs not approved by the city, local, state, federal or other applicable governing authority. Lessee shall not place, or permit to be placed upon the Premises, any signs, advertisements or notices without the written consent of the Lessor, and such consent shall not be unreasonably withheld. A sign so placed on the Premises shall be so placed upon the understanding and agreement that Lessee will remove same at the end of the Lease Term or earlier termination of this Lease and repair any damage or injury to the Premises caused thereby, and if not so removed by Lessee, then Lessor may have the same Page 6[mission west properties/ standard lease v.4.0] Mosys draft lease 6/15/0 removed at Lessee's expense. If Lessee builds a monument sign on Freeway 20% of monument should be available for future teanant. 12. Utilities: Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities supplied to the Premises. Any charges for sewer usage, Silicon Valley Power and telephone site service or related fees shall be the obligation of Lessee and paid for by Lessee. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion of all charges which are jointly metered, the determination to be made by Lessor acting reasonably and on any equitable basis. Lessor and Lessee agree that Lessor shall not be liable to Lessee for any disruption in any of the utility services to the Premises. 13. Attorney's Fees: In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, because of the breach of any other covenant herein, or to enforce, protect, or establish any term, conditions, or covenant of this Lease or the right of either party hereunder, the losing party shall pay to the Prevailing Party reasonable attorney's fees which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment. The term "Prevailing Party" shall mean the party that received substantially the relief requested, whether by settlement, dismissal, summary judgment, judgment, or otherwise. 14. Default 14.1 Lessee Default: The occurrence of any of the following shall constitute a default and breach of this Lease by Lessee: a) Any failure by Lessee to pay Rent or to make any other payment due under this Lease ; b) The abandonment or vacation of the Premises by Lessee except as provided in Section 7; c) A failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues for thirty days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of such default is such that the same cannot be reasonably cured within such thirty (30) day period, Lessee shall not be deemed to be in default if Lessee shall, within such period, commence such cure and thereafter diligently prosecute the same to completion; d) The making by Lessee of any general assignment for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy; e) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets or Lessee's interest in this Lease, or the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease. Notwithstanding the above, Lessor will waive one 3 day notice per year provided payment is made with 5 business days after written notice from Lessor of late payment. 14.2 Surrender Of Lease: In the event of any such default by Lessee, then in addition to any other remedies available to Lessor at law or in equity, Lessor shall have the immediate option to terminate this Lease before the end of the Lease Term and all rights of Lessee hereunder, by giving written notice of such intention to terminate. In the event that Lessor terminates this Lease due to a default of Lessee, then Lessor may recover from Lessee: a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus b) the worth at the time of award of unpaid Rent which would have been earned after termination until the time of award exceeding the amount of such rental loss that the Lessee proves could have been reasonably avoided; plus c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; plus d) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and e) at Lessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. As used in (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of Wells Fargo's prime rate plus two percent (2%) per annum. As used in (c) above, the "worth at the time of Page 7 [mission west properties/ standard lease v.4.0] Mosys draft lease 6/15/0 award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). 14.3 Right of Entry and Removal: In the event of any such default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee. 14.4 Abandonment: In the event of the vacation or abandonment, except as provided in Section 7, of the Premises by Lessee or in the event that Lessor shall elect to re-enter as provided in paragraph 14.3 above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, and Lessor does not elect to terminate this Lease as provided in Section 14.2 above, then Lessor may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental rates and upon such other terms and conditions as Lessor, in its sole discretion, may deem advisable with the right to make alterations and repairs to the Premises. In the event that Lessor elects to relet the Premises, then Rent received by Lessor from such reletting shall be applied; first, to the payment of any indebtedness other than Rent due hereunder from Lessee to Lessor; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied to the payment of future Rent as the same may become due and payable hereunder. Should that portion of such Rent received from such reletting during any month, which is applied by the payment of Rent hereunder according to the application procedure outlined above, be less than the Rent payable during that month by Lessee hereunder, then Lessee shall pay such deficiency to Lessor immediately upon demand therefore by Lessor. Such deficiency shall be calculated and paid monthly. Lessee shall also pay to. Lessor, as soon as ascertained, any costs and expenses incurred by Lessor in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting. 14.5 No Implied Termination: No re-entry or taking possession of the Premises by Lessor pursuant to Section 14.3 or Section 14.4 of this Lease shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Lessee or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Lessor because of any default by Lessee, Lessor may at any time after such reletting elect to terminate this Lease for any such default. 15. Surrender Of Lease: The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or sub tenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or sub tenancies. 16. Taxes: Lessee shall pay and discharge punctually and when the same shall become due and payable without penalty, all real estate taxes, personal property taxes, taxes based on vehicles utilizing parking areas in the Premises, taxes computed or based on rental income (other than federal, state and municipal net income taxes), environmental surcharges, privilege taxes, excise taxes, business and occupation taxes, school fees or surcharges, gross receipts taxes, sales and/or use taxes, employee taxes, occupational license taxes, water and sewer taxes, assessments (including, but not limited to, assessments for public improvements or benefit), assessments for local improvement and maintenance districts, and all other governmental impositions and charges of every kind and nature whatsoever, regardless of whether now customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing (all of the foregoing being hereinafter collectively called "Tax" or "Taxes") which, at any time during the Lease Term, shall be applicable or against the Premises, or shall become due and payable and a lien or charge upon the Premises under or by virtue of any present or future laws, statutes, ordinances, Page 8[mission west properties/ standard lease v.4.0] Mosys draft lease 6/15/0 regulations, or other requirements of any governmental authority whatsoever. The term "Environmental Surcharge" shall include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder, or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy in regard to the use, operation or occupancy of the Premises. The term "Tax" shall include, without limitation, all taxes, assessments, levies, fees, impositions or charges levied, imposed, assessed, measured, or based in any manner whatsoever (i) in whole or in part on the Rent payable by Lessee under this Lease, (ii) upon or with respect to the use, possession, occupancy, leasing, operation or management of the Premises, (iii) upon this transaction or any document to which Lessee is a party creating or transferring an interest or an estate in the Premises, (iv) upon Lessee's business operations conducted at the Premises, (v) upon, measured by or reasonably attributable to the cost or value of Lessee's equipment, furniture, fixtures and other personal property located on the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Lessee, regardless of whether title to such improvements shall be in Lessor or Lessee, or (vi) in lieu of or equivalent to any Tax set forth in this Section 16. In the event any such Taxes are payable by Lessor and it shall not be lawful for Lessee to reimburse Lessor for such Taxes, then the Rent payable thereunder shall be increased to net Lessor the same net rent after imposition of any such Tax upon Lessor as would have been payable to Lessor prior to the imposition of any such Tax. It is the intention of the parties that Lessor shall be free from all such Taxes and all other governmental impositions and charges of every kind and nature whatsoever. However, nothing contained in this Section 16 shall require Lessee to pay any Federal or State income, franchise, estate, inheritance, succession, transfer or excess profits tax imposed upon Lessor. If any general or special assessment is levied and assessed against the Premises, Lessor agrees to use its best reasonable efforts to cause the assessment to become a lien on the Premises securing repayment of a bond sold to finance the improvements to which the assessment relates which is payable in installments of principal and interest over, the maximum term allowed by law. It is understood and agreed that Lessee's obligation under this paragraph will be prorated to reflect the Commencement Date and the end of the Lease Term. It is further understood that if Taxes cover the Premises and Lessee does. not occupy the entire Premises, the Taxes will be allocated to the portion of the Premises occupied by Lessee based on a pro-rata square footage or other equitable basis, as determined by Lessor. Real estate taxes billed by Lessor to Lessee shall be included in the monthly CAC. Subject to any limitations or restrictions imposed by any deeds of trust or mortgages now or hereafter covering or affecting the Premises, Lessee shall have the right to contest or review the amount or validity of any Tax by appropriate legal proceedings but which is not to be deemed or construed in any way as relieving, modifying or extending Lessee's covenant to pay such Tax at the time and in the manner as provided in this Section 16. However, as a condition of Lessee's right to contest, if such contested Tax is not paid before such contest and if the legal proceedings shall not operate to prevent or stay the collection of the Tax so contested, Lessee shall, before instituting any such proceeding, protect the Premises and the interest of Lessor and of the beneficiary of a deed of trust or the mortgagee of a mortgage affecting the Premises against any lien upon the Premises by a surety bond, issued by an insurance company acceptable to Lessor and in an amount equal to one and one-half (1 1/2) times the amount contested or, at Lessor's option, the amount of the contested Tax and the interest and penalties in connection therewith. Any contest as to the validity or amount of any Tax, whether before or after payment, shall be made by Lessee in Lessee's own name, or if required by law, in the name of Lessor or both Lessor and Lessee. Lessee shall defend, indemnify and hold harmless Lessor from and against any and all costs or expenses, including attorneys' fees, in connection with any such proceedings brought by Lessee, whether in its own name or not. Lessee shall be entitled to retain any refund of any such contested Tax and penalties or interest thereon which has been paid by Lessee. Nothing contained herein shall be construed as affecting or limiting Lessor's right to contest any Tax at Lessor's expense. 17. Notices: Unless otherwise provided for in this Lease, any and all written notices or other communication (the "Communication") to be given in connection with this Lease shall be given in writing and shall be given by personal delivery, Page 9 [mission west properties/ standard lease v.4.0] Mosys draft lease 6/15/0 facsimile transmission or by mailing by registered or certified mail with postage thereon or recognized overnight courier, fully prepaid, in a sealed envelope addressed to the intended recipient as follows:(a)to the Lessor at: 10050 Bandley Drive Cupertino, California 95014 Attention: Carl E. Berg Raymond V. Marino Fax No: (408) 725-1626 (b) to the Lessee at:     3301 Olcott Street Santa Clara, California 95054 Attn: CFO or such other addresses, facsimile number or individual as may be designated by a Communication given by a party to the other parties as aforesaid. Any Communication given by personal delivery shall be conclusively deemed to have been given and received on a date it is so delivered at such address provided that such date is a business day, otherwise on the first business day following its receipt, and if given by registered or certified mail, on the day on which delivery is made or refused or if given by recognized overnight courier, on the first business day following deposit with such overnight courier and if given by facsimile transmission, on the day on which it was transmitted provided such day is a business day, failing which, on the next business day thereafter.18. Entry By Lessor: Lessee shall permit Lessor and its agents to enter into and upon said Premises on reasonable notice at all reasonable times using the minimum amount of interference and inconvenience to Lessee and Lessee's business, subject to any security regulations of Lessee, for the purpose of inspecting the same or for the purpose of maintaining the building in which said Premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, without any rebate of Rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises; and shall permit Lessor and his agents, at any time within ninety (90) days prior to the end of the Lease Term, to place upon said Premises any usual or ordinary "For Sale" or "For Lease" signs and exhibit the Premises to prospective tenants at reasonable hours.19. Destruction Of Premises: In the event of a partial destruction of the said Premises during the Lease Term from any cause which is covered by Lessor's property insurance, Lessor shall forthwith repair the same, provided such repairs can be made within one hundred eighty (180) days after receipt of building permit under the laws and regulations of State, Federal, County, or Municipal authorities, but such partial destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of Rent while such repairs are being made to the extent of payments received by Lessor under its Loss of Rents Insurance coverage. Notwithstanding the above, if Lessor in good faith notifies Lessee in writing that repairs cannot be completed in 180 days after receipt of required permits, Lessee may cancel the Lease by written notice within 14 business days after Lessor's notice which shall include any estimated cost not covered by insurance. With respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provisions of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Lessee. A total destruction of the building in which the subject Premises are situated shall terminate this Lease. Notwithstanding the above, Lessor is only obligated to repair or rebuild to the extent of available insurance proceeds including any deductible amount paid by Lessee. Should Lessor determine that insufficient or no insurance proceeds are available for repair or reconstruction of Premises, Lessor, at its sole option, may terminate the Lease. Lessee shall have the option of continuing this Lease by agreeing to pay all repair costs to the subject Premises not covered by insurance Lessor is required to cover under Lease. Page 10 [mission west properties/ standard lease v.4.0] Mosys draft lease 6/15/0

20. Assignment And Subletting: Lessee shall not assign this Lease, or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereto, or cause any other person or entity, to occupy or use the Premises, or any portion thereof, without the advance written consent of Lessor. Notwithstanding the above, Lessee may, without the consent of Lessor, assign this Lease or sublet all or any part of the Premises to a bona fide subsidiary, parent or affiliate of Lessee or its parent or subsidiary, an entity in which or with which Lessee merges or an entity which acquires all or substantially all of the assets or stock of Lessee ("Excepted Party"). Any such assignment or subletting requiring Lessor's consent made without Lessor's consent shall be void, and shall, at the option of the Lessor, terminate this Lease. This Lease shall not, nor shall any interest therein, be assignable, as to the interest of Lessee, by operation of law, without the written consent of Lessor. Notwithstanding Lessor's obligation to provide reasonable approval, Lessor reserves the right to withhold its consent for any proposed sublessee or assignee of Lessee if the proposed sublessee or assignee is a user or generator of Hazardous and does not meet the reasonable financial requirements of Lessor If Lessee desires to assign its rights under this Lease or to sublet all or any part of the Premises to a party other than an Excepted Party, Lessee shall first notify Lessor of the proposed terms and conditions of such assignment or subletting. Lessee and Lessor shall split equally (50/50) the Bonus Rent, as hereafter defined, actually received by the Lessee in connection with any subletting or assignment to a party other than an Excepted Party. As used herein "Bonus Rent" shall mean the consideration received by the Lessee for the subleasing of the sublet premises or the assignment of this Lease, less the amounts that remain payable by the Lessee under this Lease with respect to the affected portions of the Premises, less reasonable leasing broker and attorney costs associated with the transaction, and less the cost that Lessee is required to incur to perform its obligations under such sublease or assignment, and including without limitation, any improvement costs and any other tenant inducements. Whether or not Lessor's consent to a sublease or assignment is required, in the event of any sublease or assignment, Lessee shall be and shall remain primarily liable for the performance of all conditions, covenants, and obligations of Lessee hereunder and, in the event of a default by an assignee or sublessee, Lessor may proceed directly against the original Lessee hereunder and/or any other predecessor of such assignee or sublessee without the necessity of exhausting remedies against said assignee or sublessee. Notwithstanding the foregoing, Lessee may assign this Lease to an Excepted Party, provided there is no substantial reduction in the net worth of the resulting entity unless Lessee agrees to increase the Security Deposit to an amount equal to six (6) months rent. If Lessee merges or sells substantially all of its assets and the net worth of the resulting entity is substantially less than that of Lessee, such sale shall be a default under this Lease unless approved by Lessor.21. Condemnation: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the date title vests in the condemnor or purchaser, and the Rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the Lease Term only that portion of Rent as the value of the part remaining. The rental adjustment resulting will be computed at the same Rental rate for the remaining part not taken; however, Lessor shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall be payable to the Lessor. Lessee may file a separate claim and be entitled to any award granted to Lessee.22. Effects Of Conveyance: The term "Lessor" as used in this Lease, means only the owner for the time being of the land and building constituting the Premises, so that, in the event of any sale of said land or building, or in the event of a Lease of said building, Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser of any such sale, or the Lessor of the building, that the purchaser or lessor of the building has assumed and agreed to carry out any and all covenants and Page 11 [mission west properties/ standard lease v.4.0] Mosys draft lease 6/15/0 obligations of the Lessor hereunder. If any security is given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor may transfer and deliver the security, as such, to the purchaser at any such sale of the building, and thereupon the Lessor shall be discharged from any further liability. 23. Subordination: This Lease, in the event Lessor notifies Lessee in writing, shall be subordinate to any ground lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property at which the Premises are a part and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Lessee agrees to promptly execute any documents which may be required to effectuate such subordination. Notwithstanding such subordination, if Lessee is not in default and so long as Lessee shall pay the Rent and observe and perform all of the provisions and covenants required under this Lease, Lessee's right to quiet possession of the Premises shall not be disturbed or effected by any subordination. Lessor will upon signing of Lease, will use good faith and best efforts to obtain a commercial reasonably SNDA acceptable to both parties. 24. Waiver: The waiver by Lessor or Lessee of any breach of any term, covenant or condition, herein contained shall not be construed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of Rent hereunder by Lessor shall not be deemed to be a waiver of Lessee's breach of any term, covenant, or condition of the Lease. 25. Holding Over: Any holding over after the end of the Lease Term requires Lessor's written approval prior to the end of the Lease Term, which, notwithstanding any other provisions of this Lease, Lessor may withhold. Such holding over shall be construed to be a tenancy at sufferance from month to month. Lessee shall pay to Lessor monthly base rent equal to one and one-half (1.5) times the monthly base rent installment due in the last month of the Lease Term and all other additional rent and all other terms and conditions of the Lease shall apply, so far as applicable. Holding over by Lessee without written approval of Lessor shall subject Lessee to the liabilities and obligations provided for in this Lease and by law, including, but not limited to those in Section 2.1 of this Lease. Lessee shall indemnify and hold Lessor harmless against any loss or liability resulting from any delay caused by Lessee in surrendering the Premises, including without limitation, any claims made or penalties incurred by any succeeding lessee or by Lessor. No holding over shall be deemed or construed to exercise any option to extend or renew this Lease in lieu of full and timely exercise of any such option as required hereunder. 26. Lessor's Liability: If Lessee should recover a money judgment against Lessor arising in connection with this Lease, the judgment shall be satisfied only out of the Lessor's interest in the Premises and neither Lessor or any of its partners shall be liable personally for any deficiency. 27. Estoppel Certificates: Lessee shall at any time during the Lease Term, upon not less than ten (10) days prior written notice from Lessor, execute and deliver to Lessor a statement in writing certifying that, this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the dates to which the Rent and other charges have been paid in advance, if any, and acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Lessee's failure to deliver such a statement within such time shall be conclusive upon the Lessee that (a) this Lease is in full force and effect, without modification except as may be represented by Lessor; (b) there are no uncured defaults in Lessor's performance. 28. Time: Time is of the essence of the Lease. Page 12 [mission west properties/ standard lease v.4.0] Mosys draft tease 6/15/0

29. Captions: The headings on titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest. 30. Party Names: Landlord and Tenant may be used in various places in this Lease as a substitute for Lessor and Lessee respectively. 31. Earthquake Insurance: At the request of Lessee, Lessor agrees to waive the requirement for earthquake insurance during the Lease Term. 32. Habitual Default: Notwithstanding anything to the contrary contained in Section 14 herein, Lessor and Lessee agree that if Lessee shall have defaulted in the payment of Rent for two or more times during any twelve month period during the Lease Term, then such conduct shall, at the option of the Lessor, represent a separate event of default which cannot be cured by Lessee. Lessee acknowledges that the purpose of this provision is to prevent repetitive defaults by the Lessee under the Lease, which constitute a hardship to the Lessor and deprive the Lessor of the timely performance by the Lessee hereunder. 33. Hazardous Materials 33.1 Definitions: As used in this Lease, the following terms shall have the following meaning: a. The term "Hazardous Materials" shall mean (i) polychlorinated biphenyls; (ii) radioactive materials and (iii) any chemical, material or substance now or hereafter defined as or included in the definitions of "hazardous substance" "hazardous water", "hazardous material", "extremely hazardous waste", "restricted hazardous waste" under Section25115, 25117 or 15122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20,Chapter 6.5 (Hazardous Waste Control Law), (iv) defined as "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substances Account Act), (v) defined as "hazardous material", "hazardous substance", or "hazardous waste" under Section 25501of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release, Response, Plans and Inventory), (vi) defined as a "hazardous substance" under Section 25181 of the California Health and Safety Code, Division 201, Chapter 6.7 (Underground Storage of Hazardous Substances), (vii) petroleum, (viii) asbestos, (ix) listed under Article 9 or defined as "hazardous" or "extremely hazardous" pursuant to Article II of Title 22 of the California Administrative Code, Division 4, Chapter 20, (x) defined as "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq. or listed pursuant to Section 1004 of the Federal Water Pollution Control Act (33 U.S.C. 1317), (xi) defined as a "hazardous waste", pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., (xii) defined as "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Responsibility Compensations, and Liability Act, 42 U.S.C. 9601 et seq., or (xiii) regulated under the Toxic Substances Control Act, 156 U.S.C. 2601 et seq. b. The term "Hazardous Materials Laws" shall mean any local, state and federal laws, rules, regulations, or ordinances relating to the use, generation, transportation, analysis, manufacture, installation, release, discharge, storage or disposal of Hazardous Material. c. The term "Lessor's Agents" shall mean Lessor's agents, representatives, employees, contractors, subcontractors, directors, officers and partners. Page 13 [mission west properties/ standard lease v.4.0] Mosys draft lease 6/15/0

d. The term "Lessee's Agents" shall mean Lessee's agents, representatives, employees, contractors, subcontractors, directors, officers, partners, invitees or any other person related in any way to Lessee in or about the Premises. 33.2 Lessee's Right to Investigate: Lessee shall be entitled to cause such inspection, soils and ground water tests, and other evaluations to be made of the Premises as Lessee deems necessary regarding (i) the presence and use of Hazardous Materials in or about the Premises, and (ii) the potential for exposure to Lessee's employees and other persons to any Hazardous Materials used and stored by previous occupants in or about the Premises. Lessee shall provide Lessor with copies of all inspections, tests and evaluations. Lessee shall indemnify, defend and hold Lessor harmless from any cost, claim or expense arising from such entry by Lessee or from the performance of any such investigation by such Lessee. 33.3 Lessor's Representations: Lessor hereby represents and warrants to the best of Lessor's knowledge that the Premises are, as of the date of this Lease, in compliance with all Hazardous Material Laws. 33.4 Lessee's Obligation to Indemnify: Lessee, at its sole cost and expense, shall indemnify, defend, protect and hold Lessor and Lessor's Agents harmless from and against any and all cost or expenses, including those described under subparagraphs i, ii and iii herein below set forth, arising from or caused in whole or in part, directly or indirectly by: a .Lessee's or Lessee's Agents' use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Material to, in, on, under, about or from the Premises; orb .Lessee's or Lessee's Agents failure to comply with Hazardous Material laws; orc. Any release of Hazardous Material to, in, on, under, about, from or onto the Premises caused by or occurring as a result of acts or omissions of Lessee or Lessee's Agents or occurring during the Lease Term, except ground water contamination from other parcels where the source is from off the Premises not arising from or caused by Lessee or Lessee's Agents. The cost and expenses indemnified against include, but are not limited to the following: i. Any and all claims, actions, suits, proceedings, losses, damages, liabilities, deficiencies, forfeitures, penalties, fines, punitive damages, cost or expenses; ii. Any claim, action, suit or proceeding for personal injury (including sickness, disease, or death), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources of the environment, nuisance, pollution, contamination, leaks, spills, release or other adverse effects on the environment; iii. The cost of any repair, clean-up, treatment or detoxification of the Premises necessary to bring the Premises into compliance with all Hazardous Material Laws, including the preparation and implementation of any closure, disposal, remedial action, or other actions with regard to the Premises, and expenses (including, without limitation, reasonable attorney's fees and consultants fees, investigation and laboratory fees, court cost and litigation expenses). 33.5 Lessee's Obligation to Remediate Contamination: Lessee shall, at its sole cost and expense, promptly take any and all action necessary to remediate contamination of the Premises by Hazardous Materials during the Lease Term as a result of acts or omissions of Lessee or Lessee's Agents :.33.6 Obligation to Notify. Lessor and Lessee shall each give written notice to the other as soon as reasonably practical of (i) any communication received from any governmental authority concerning Hazardous Material which related to the Premises and (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any Hazardous Material Laws. Page 14 [mission west properties/ standard lease v.4.0] Mosys draft lease 6/15/0

33.7 Survival: The obligations of Lessee under this Section 33 shall survive the Lease Term or earlier termination of this Lease. 33.8 Certification and Closure: On or before the end of the Lease Term or earlier termination of this Lease, Lessee shall deliver to Lessor a certification executed by Lessee stating that, to the best of Lessee's knowledge, there exists no violation of Hazardous Material Laws resulting from Lessee's obligation in Paragraph 33. If pursuant to local ordinance, state or federal law, Lessee is required, at the expiration of the Lease Term, to submit a closure plan for the Premises to a local, state or federal agency, then Lessee shall comply at its sole cost and expense with the requirements of the closure plan and furnish to Lessor a copy of such plan. 33.9 Prior Hazardous Materials: Lessee shall have no obligation to clean up or to hold Lessor harmless with respect to any Hazardous Material or wastes discovered on the Premises, except as a result of Environmental Surcharges, which were not introduced into, in, on, about, from or under the Premises during the Lease Term by Lessee or Lessee's Agents or ground water contamination from other parcels where the source is from off the Premises not arising from or caused by Lessee or Lessee's Agents. 34. Brokers: Lessor and Lessee represent that they have not utilized or contacted a real estate broker or finder with respect to this Lease and Lessee agrees to indemnify and hold Lessor harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Lessee. Lessor represents and warrants that it has not utilized or contacted a real estate broker or finder with respect to this Lease and Lessor agrees to indemnify and hold Lessee harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Lessor. 35. Option to Extend A. Option: Lessor hereby grants to Lessee two (2) options to extend the Lease Term at 95% of the fair market monthly Rent, with the extended term of each option to be for a period of five (5) years, on the following terms and conditions: (i) Lessee shall give Lessor written notice of its exercise of its option to extend no earlier than twelve (12) , nor later than six (6) calendar months before the Lease Term would end but for said exercise. If Lessee and Lessor have not agreed to rental terms in writing, Lessee may withdraw its notice of exercise of an extension option prior to six (6) months before the Lease Term would end but for said exercise. Lessor shall provide Lessee with Lessor's proposed base monthly rent for the option period within twenty (20) days of Lessee's written request. However, once Lessee delivers a notice of exercise of an option to extend the Lease Term it may not be withdrawn except as provided for herein and subject to the provisions of this Section 35, such notice shall operate to extend the Lease Term. Upon any extension of the Lease Term pursuant to this Section 35, the term "Lease Term" as used in this Lease shall thereafter include the then extended term. Time is of the essence. (ii) Lessee may not extend the Lease Term pursuant to any option granted by this Section 35 if Lessee is in default beyond applicable notice and related cure periods as of the date of the exercise of its option. If Lessee has committed a default by Lessee as defined in Section 14 or 32 that has not been cured or waived by Lessor in writing by the date that any extended term is to commence, then Lessor may elect not to allow the Lease Term to be extended, notwithstanding any notice given by Lessee of an exercise of this option to extend. (iii) All terms and conditions of this Lease shall apply during the extended term, except that the base rent and rental increases for each extended term shall be determined as provided in Section 35 (B) below Page 15 [mission west properties/ standard lease v.4.0] Mosys draft lease 6/15/0

(iv) The option rights of Mosys, Inc. granted under this Section 35 are granted for Mosys, Inc.'s personal benefit and may not be assigned or transferred by Mosys, Inc. or exercised if Mosys, Inc. is not occupying the Premises at the time of exercise. Excepted Parties may have the benefit of the option rights. B. Extended Term Rent - Option Period: The monthly Rent for the Premises during the extended term shall equal 95% of the fair market monthly Rent for the Premises as of the exercise date of the extended term. Promptly upon Lessee's exercise of the option to extend, Lessee and Lessor shall meet and attempt to agree on the fair market monthly Rent for the Premises as of the commencement date of the extended term. In the event the parties fail to agree upon the amount of the monthly Rent for the extended term prior to commencement thereof, the monthly Rent for the extended term shall be determined by appraisal in the manner hereafter set forth. Annual base rent increases during the extended term shall be three and one-half percent (3.5%) per year. In the event it becomes necessary under this paragraph to determine the fair market monthly Rent of the Premises by appraisal, Lessor and Lessee each shall appoint a real estate appraiser within five days after Lessor or Lessee notifies the other party that the proposed rental rate for the extended term is unacceptable, who shall be a member of the American Institute of Real Estate Appraiser ("AIREA") and such appraisers shall each determine the fair market monthly Rent for the Premises taking into account the value of the Premises and the amenities provided by the outside areas, the common areas, and the building, and prevailing comparable Rentals in the area. Such appraisers shall, within twenty (20) business days after their appointment, complete their appraisals and submit their appraisal reports to Lessor and Lessee. If the fair market monthly Rent of the Premises established in the two (2) appraisals varies by five percent (5%) or less of the higher Rent, the average of the two shall be controlling. If said fair market monthly Rent varies by more than five percent (5%) of the higher Rental, said appraisers, within ten (10) days after submission of the last appraisal, shall appoint a third appraiser who shall be a member of the AIREA and who shall also be experienced in the appraisal of Rent values and adjustment practices for commercial properties in. the vicinity of the Premises. Such third appraiser shall, within twenty (20) business days after his appointment, determine by appraisal the fair market monthly Rent of the Premises taking into account the same factors referred to above, and submit his appraisal report to Lessor and Lessee. The fair market monthly Rent determined by the third appraiser for the Premises shall be controlling, unless it is less than that set forth in the lower appraisal previously obtained, in which case the value set forth in said lower appraisal shall be controlling, or unless it is greater than that set forth in the higher appraisal previously obtained in which case the Rent set for in said higher appraisal shall be controlling. If either Lessor or Lessee fails to appoint an appraiser, or if an appraiser appointed by either of them fails, after his appointment to submit his appraisal within the required period in accordance with the foregoing, the appraisal submitted by the appraiser properly appointed and timely submitting his appraisal shall be controlling. If the two appraisers appointed by Lessor and Lessee are unable to agree upon a third appraiser within the required period in accordance with the foregoing, application shall be made within twenty (20) days thereafter by either Lessor or Lessee to AIREA, which shall appoint a member of said institute willing to serve as appraiser. The cost of all appraisals under this subparagraph shall be borne equally be Lessor and Lessee. 36. Approvals: Whenever in this Lease the Lessor's or Lessee's consent is required, such consent shall not be unreasonably or arbitrarily withheld or delayed. In the event that the Lessor or Lessee does not respond to a request for any consents which may be required of it in this Lease within ten business days of the request of such consent in writing by the Lessee or Lessor, such consent shall be deemed to have been given by the Lessor or Lessee. 37. Authority: Each party executing this Lease represents and warrants that he or she is duly authorized to execute and deliver the Lease. If executed on behalf of a corporation, that the Lease is executed in accordance with the by-laws of said corporation (or a partnership that the Lease is executed in accordance with the partnership agreement of such partnership), that no Page 16[mission west properties/ standard lease v.4.0] Mosys draft lease 6/15/0 other party's approval or consent to such execution and delivery is required, and that the Lease is binding upon said individual, corporation (or partnership) as the case may be in accordance with its terms. 38. Indemnification of Lessor: Except to the extent caused by the sole negligence or willful misconduct of Lessor or Lessor's Agents, Lessee shall defend, indemnify and hold Lessor harmless from and against any and all obligations, losses, costs, expenses, claims, demands, attorney's fees, investigation costs or liabilities on account of, or arising out of the use, condition or occupancy of the Premises or any act or omission to act of Lessee or Lessee's Agents or any occurrence in, upon, about or at the Premises resulting for act or omissions of Lessee or Lessee's Agents, including, without limitation, any of the foregoing provisions arising out of the use, generation, manufacture, installation, release, discharge, storage, or disposal of Hazardous Materials by Lessee or Lessee's Agents. It is understood that Lessee is and shall be in control and possession of the Premises and that Lessor shall in no event be responsible or liable for any injury or damage or injury to any person whatsoever, happening on, in, about, or in connection with the Premises, or for any injury or damage to the Premises or any part thereof. This Lease is entered into on the express condition that Lessor shall not be liable for, or suffer loss by reason of injury to person or property, from whatever cause, which in any way may be connected with the use, condition or occupancy of the Premises or personal property located herein. The provisions of this Lease permitting Lessor to enter and inspect the Premises are for the purpose of enabling Lessor to become informed as to whether Lessee is complying with the terms of this Lease and Lessor shall be under no duty to enter, inspect or to perform any of Lessee's covenants set forth in this Lease. Lessee shall further indemnify, defend and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation to Lessee's part to be performed under the terms of this Lease. The provisions of Section 38 shall survive the Lease Term or earlier termination of this Lease with respect to any third party claims, damage, injury or death occurring during the Lease Term. 39. Right of First Refusal: Lessee shall have the Right of First Refusal to expand into the balance of the building (the "ROFR Space"), on the following terms and conditions: (i) Prior to Lessor accepting any offer to lease the ROFR Space, or prior to Lessor making any offer to lease the ROFR Space at any time during the Lease Term or any extension thereof, Lessor shall give Lessee written notice of such offer and Lessee shall have the opportunity to lease the ROFR Space on the terms and conditions set forth in such offer . Lessee shall have the option, which may be exercised by written notice to Lessor at any time within ten (10) business days from the receipt of the Lessor's notice, to agree to lease the ROFR Space on the terms and conditions specified in the notice to Lessee. If Lessee fails to exercise its option within the ten (10) business day period, Lessor shall automatically have the right to lease the ROFR Space to such other tenant on the terms as specified in the notice, provided that Lessor executes a written lease with such tenant within six (6) months after the date of Lessor's written notice to Lessee of the offer to lease. (ii) Lessee may not expand the Premises pursuant to any right of first refusal granted by this Section 39 if Lessee is in Default as of the date of the exercise of its option. If Lessee has committed a Default by Lessee as defined in Section 14 or 32 that has not been cured or waived by Lessor in writing by the date that any expansion is to commence, then Lessor may elect not to allow the Premises to be expanded, notwithstanding any notice given by either Lessor or Lessee of an exercise of this right of first refusal for the ROFR Space. (iii) Lessee may not expand the Premises pursuant to any right of first refusal granted by this Section 39 if Lessee has delivered the Lease Termination Notice to Lessor as described in Section 1.5, and this Section 39 will be null and void and have no further force or effect. Page 17 [mission west properties/ standard lease v.4.0] Mosys draft lease 6/15/0

(iv) All terms and conditions of this Lease shall apply to the ROFR Space, except that the base rent, base rent increases, term, term extensions, termination options, any tenant improvement allowance or any additional tenant improvement allowance for the ROFR Space shall be in accordance with the Right of First Refusal notice from Lessor. (v) The rights of Mosys, Inc. granted under this Section 39 are granted for Mosys, Inc.'s personal benefit and may not be assigned or transferred by Mosys, Inc. or exercised if Mosys, Inc. is not occupying the Premises at the time of exercise. Excepted Parties may have the benefit of this Right of First Refusal. 40. Successors And Assigns: The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder. 41. Miscellaneous Provisions: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights or remedies in law and in equity. 42. Choice of Law: This lease shall be construed and enforced in accordance with the substantive laws of the State of California. The language of all parts of this lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Lessor or Lessee. 43. Early Termination: Early Termination of the Lease will be allowed subject to the terms herein; (i) No earlier than 24 months from Commencement Date, (ii) Minimum of ninety (90) days advance written notice from Lessee to Lessor and (iii) Lessee has signed a new lease and is moving into a facility owned by Lessor or one of its affiliated entities that is at least 20% larger than current premises for rent of at least 95% of the then fair market monthly Rent. Lessee may also cancel the Lease at the end of the 60th or 90th month of Lease, subject to Lessee having provided a minimum of 9 months advance notice, if Lessor does not have a property available that meets the reasonable requirements of Lessee or Lessee has sold all or substantially all the assets of the Lessee to an independent buyer, provided the Lessee pays Lessor any amount equal to the unamortized outstanding unamortized balance of the Lessee Improvements. Landlord estimates that, as of the end of the 60th month of the Lease Term, the unamortized outstanding balance shall be $874,238.00 and at then end of the 90th month the unamortized outstanding balance shall be $460,882. The unamortized portion of the Lessee Improvements was determined using an interest rate of Seven percent (7%). INTENTIONALLY BLANK Page 18 [mission west properties/ standard lease v.4.0] Mosys draft lease 6/15/0

44. Entire Agreement: This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided for herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto. In Witness Whereof, Lessor and Lessee have executed this Lease, the day and year first above written. Lessor Lessee Mission West Properties, L.P.I MoSys, Inc.     .       By: Mission West Properties, Inc., its general partner\   By: Carl E. Berg Signature of authorized representative Signature of authorised representative Printed name Carl E. Berg Printed name Carl E. Berg James Sullivan Title  CEO Title  CFO Date  July 19, 2010 Date July 20, 2010 By: James Sullivan Page 19 [mission west properties/ standard lease v.4.0] Mosys draft lease 6/15/0

Exhibit A and A.1 Site plan and floor plan to be attached. Page 20 [mission west properties/ standard lease v.4.0] Mosys draft lease 6/15/0

[LOGO]

COMMENCEMENT DATE MEMO That certain Lease at 3301 Olcott Street, Santa Clara, California between Mosys, Inc. and Mission West Properties, LP. I commenced on September 1, 2010. Mission West Properties, LP. I By:   Carl E. Berg Carl E. Berg Mosys, Inc.B yBy: James Sullivan Name: James Sullivan6/11/12

MoSys, Inc. Lease Termination Certificate This Certificate ("Certificate"), dated October 3, 2017, is furnished to M WEST PROPCO XII LLC ("Landlord") by MOSYS, INC. ("Tenant"). Landlord, as successor-in-interest to Mission West Properties, L.P.I., and Tenant entered into that certain Standard Form Lease ("Original Lease") dated July 19, 2010, as supplemented by that certain Commencement Date Memo dated June 11, 2012 (the "Commencement Memo," and together with the Original Lease, collectively, the "Lease") whereby Landlord leased to Tenant, and Tenant leased from Landlord, that certain space more particularly described in the Lease. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Lease. The undersigned hereby certifies to Landlord that: 1. To the best of Tenant's knowledge, there exists no violation of Hazardous Material Laws resulting from Tenant's obligations as set forth in Paragraph 33 of the Lease. IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the date first above written. MoSys, Inc. By: James W. Sullivan Chief Financial Officer